UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 5, 2017

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4243 Dunwoody Club Drive, Suite 202, Atlanta GA  30350

(Address of principal executive offices / Zip Code)

678-336-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2017, the Board of Directors of Health Discovery Corporation (“HDC” or the “Company”) appointed Mr. James Murphy to the Board of Directors.

Mr. Murphy, age 61, has over 25 years’ experience as a senior financial executive in public and privately held companies in the life sciences and the media and technology industries. Mr. Murphy holds a Bachelor of Science in Accounting with Honors from Villanova University and is a Certified Public Accountant.

On April 6, 2017 Mr. William F. Quirk, Jr. resigned as a Director of Health Discovery Corporation due to health reasons.  Mr. Quirk’s decision to resign from the Board was not the result of any disagreements with Health Discovery Corporation over operations, policies or practices. A copy of Mr. Quirk’s resignation notice is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)       Not applicable

(b)       Not applicable

(c)       Not applicable

(d)       Exhibits.

            99.1 Resignation Notice of Mr. William F. Quirk, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: April 11, 2017	By:	/s/ George H. McGovern, III
George H. McGovern, III
Chairman & Chief Executive Officer